Exhibit 3.1

ARTICLES OF AMENDMENT

OF

BAUDAX BIO, INC.

In compliance with the requirements of the applicable provisions (relating to articles of amendment) of the Pennsylvania Business Corporation Law of 1988, as amended, the undersigned, desiring to amend its Amended and Restated Articles of Incorporation, hereby states that:

1.
The name of the Corporation is Baudax Bio, Inc. (the “Corporation”).

2.
The address of the Corporation’s registered office in the Commonwealth of Pennsylvania is 490 Lapp Road, Malvern, Pennsylvania 19355, Chester County.

3.
The Corporation was incorporated under the Pennsylvania Business Corporation Law of 1988.

4.
The date of the Corporation’s incorporation was July 6, 2015.

5.
The amendment shall be effective upon filing these Articles of Amendment in the Pennsylvania Department of State.

6.
The amendment was adopted by the Corporation by the Board of Directors and shareholders of the Corporation under 15 Pa.C.S. §§ 1912(a) and 1914(a).

7.
The amendment adopted by the Corporation is:

RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by amending and restating the first paragraph of Article IV in its entirety as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is 200,000,000, which (i) 190,000,000 shall be designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).”

8.
Except as set forth in these Articles of Amendment, the Amended and Restated Articles of Incorporation remain in full force and effect.

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IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof on this 11th day of August, 2021.

BAUDAX BIO, INC.

By:	/s/ Gerri Henwood
Name:	Gerri Henwood
Title:	President and Chief Executive Officer